ADMINISTRATIVE SERVICES AGREEMENT

         This Agreement is made by and between each of the Babson Funds as shown on the attached Schedule A (each a "Fund" or collectively, the "Funds") and Jones & Babson, Inc., a Missouri corporation (the "Administrator").

                                 R E C I T A L S


         WHEREAS, each Fund is registered as an open-end diversified management investment company under the Investment Company Act of 1940 (the "1940 Act"); and

         WHEREAS, each Fund and the Administrator desire to enter into an agreement to provide for various administrative and other services required for the operation of each Fund on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

I.       APPOINTMENT AND OBLIGATIONS OF THE ADMINISTRATOR

         The Administrator is appointed to provide the services described in this Agreement.

II.      DUTIES OF THE ADMINISTRATOR

         The Administrator shall provide the following services, except to the extent that a Fund has engaged one or more other service providers to provide such services:

         A. Provide office space, equipment and facilities (which may belong to the Administrator or its affiliates) for maintaining each Fund's organization, for meetings of each Fund's Board of Directors/Trustees and shareholders, and for performing administrative services under this Agreement;

         B. Supervise and manage all aspects of each Fund's business and affairs, and assist each Fund in selecting and coordinating the activities of the other agents engaged by each Fund, including each Fund's shareholder servicing agent, custodian, independent accountants and legal counsel;

         C. Determine and arrange for the publication of the net asset value of the shares of each Fund.

         D. Provide non-investment related statistical and research data and such other reports, evaluations and information as each Fund may request from time to time;

         E. Provide the services of individuals competent to perform all of each Fund's executive, administrative and clerical functions;

         F. Prepare, amend and update (with the advice of each Fund's counsel) each Fund's Registration Statement on Form N-1A and prepare any necessary proxy statements and all annual and semi-annual reports to shareholders;

         G. Arrange for the printing and mailing of proxy statements and other reports or materials provided to shareholders;

         H. Assist in the preparation of each Fund's federal and state tax returns and required tax filings other than those required to be made by each of the Fund's other service providers;

         I. Maintain each of the Fund's existence, and during such times as the shares of each of the Funds are publicly offered, maintain or arrange for the maintenance of the registration and qualification of the shares under federal and state law;

         J. Keep and maintain the financial accounts and records of each Fund;

         K. Provide the Board on a regular basis with reports and analyses of each of the Fund's operations and provide administrative support in connection with necessary meetings of the Board and each of the Fund's shareholders; and

         L. Provide recordkeeping services.

         M. Provide transfer agent services, fund accounting and dividend disbursing services, and custody services; and pay the fees of the independent Directors, legal counsel and independent auditor; all as required for the operation of each Fund.

III.     REPRESENTATIONS AND WARRANTIES

         A.       REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

         The Administrator hereby represents and warrants to each of the Funds that the Administrator is duly incorporated and is in good standing under the laws of the State of Missouri and is fully authorized to enter into this Agreement and carry out its terms.

         B.       REPRESENTATIONS AND WARRANTIES OF EACH FUND

         Each Fund hereby represents and warrants to the Administrator that the Fund has been duly incorporated and is in good standing under the laws of its state of incorporation, respectively, and is fully authorized to enter into this Agreement and carry out its terms.


IV.      CONTROL BY THE BOARD OF DIRECTORS

         Any activities undertaken by the Administrator pursuant to this Agreement on behalf of each Fund shall at all times subject to the control of each of the Fund's Board of Directors/Trustees (the "Board").

V.       COMPLIANCE WITH APPLICABLE REQUIREMENTS

         In carrying out its obligations under this Agreement, the Administrator shall at all times comply with all applicable provisions of the 1940 Act; the provisions of each Fund's Registration Statement; the provisions of each of the Fund's Articles of Incorporation or Declaration of Trust and Bylaws; and any other applicable provisions of state or federal law.

VI.      DELEGATION OF RESPONSIBILITIES

         All services to be provided by the Administrator under this Agreement may be furnished by any directors, officers or employees of the Administrator or the Administrator may retain the services of any other entity, including affiliates, to provide certain administrative duties under the Administrator's supervision.

VII.     COMPENSATION

         In payment for the services to be rendered by the Administrator under this Agreement, each Fund shall pay to the Administrator an annual fee equal to the percentage of its average daily net assets shown on Schedule B, which fee shall be paid to the Administrator on a monthly basis. The fee payable by each Fund shall be based on the average of the net asset values of all of the issued and outstanding shares of each Fund as determined as at the close of each business day of the month pursuant to the relevant governing documents and currently effective Prospectus and Statement of Additional Information of each Fund.

VIII.    FREEDOM TO DEAL WITH THIRD PARTIES

         The Administrator shall be free to render services to others similar to those rendered under this Agreement or of a different nature except as such services may conflict with the services to be rendered under this Agreement.

IX.      EFFECTIVE DATE, DURATION, TERMINATION, AMENDMENT OF
         AGREEMENT

         A. This Agreement shall become effective on ________________, 2003 and shall continue through ____________________, 2005. After that date, it shall continue for successive periods of one year, but only as long as such continuance is specifically approved at least annually by the vote of a majority of the Directors of each Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Administrator or of each Fund cast at a meeting called for the purpose of voting on such approval.

         B. This Agreement may be terminated at any time, without the payment of any penalty, by the Board, or by the Administrator, upon 60 days' written notice to the other party.

         C. This Agreement may be amended at any time by agreement of the parties; provided the amendment is approved by the vote of a majority of the Directors of each Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of the Administrator or of each Fund cast at a meeting called for the purpose of voting on such approval.

X.       STANDARD OF CARE; INDEMNIFICATION.

         A. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its duties under this Agreement on the part of the Administrator, the Administrator shall not be subject to liability to a Fund or to any shareholder for any act or omission in the course of, or connected with, rendering services under this Agreement.

         B. The Administrator agrees to indemnify each Fund with respect to any loss, liability, judgment, cost or penalty which a Fund may directly or indirectly suffer or incur as a result of a material breach by the Administrator of its standard of care set forth in Section X.A. above. Each Fund agrees to indemnify the Administrator with respect to any loss, liability, judgment, cost or penalty which the Administrator may directly or indirectly suffer or incur arising in the course of, or connected with, rendering services under this Agreement, except to the extent that such loss, liability, judgment, cost or penalty was a result of a material breach by the Administrator of its standard of care set forth in Section X.A. above.

XI.      NOTICES

         Any notice under this Agreement shall be in writing, addressed, delivered or mailed, postage prepaid, to the other party at such address as such other party may designate in writing for receipt of such notice.

XII.     INTERPRETATION; GOVERNING LAW

         This Agreement shall be subject to and interpreted in accordance with all applicable provisions of law including, but not limited to, the 1940 Act, and the rules and regulations promulgated under the 1940 Act. To the extent that the provisions of this Agreement conflict with any such applicable provisions of law, the latter shall control. The laws of the State of Maryland (Delaware with respect to D.L. Babson Bond Trust) shall otherwise govern the construction, validity and effect of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of _________________________.


                                  D.L. BABSON TAX-FREE INCOME FUND, INC.


                                  By:  _________________________________
                                  Name:
                                  Title:

                                  D.L. BABSON MONEY MARKET FUND, INC.


                                  By:  _________________________________
                                  Name:
                                  Title:

                                  D.L. BABSON BOND TRUST


                                  By:  _________________________________
                                  Name:
                                  Title:

                                  BABSON ENTERPRISE FUND, INC.


                                  By:  _________________________________
                                  Name:
                                  Title:


                                  BABSON ENTERPRISE FUND II, INC.


                                  By:  _________________________________
                                  Name:
                                  Title:


                                  DAVID L. BABSON GROWTH FUND, INC.


                                  By:  _________________________________
                                  Name:
                                  Title:



                                  BABSON VALUE FUND, INC.


                                  By:  _________________________________
                                  Name:
                                  Title:


                                  SHADOW STOCK FUND, INC.


                                  By:  _________________________________
                                  Name:
                                  Title:


                                  BABSON-STEWART IVORY INTERNATIONAL
                                  FUND, INC.


                                  By:  _________________________________
                                  Name:
                                  Title:


                                  JONES & BABSON, INC.

                                  By:  _________________________________
                                  Name:
                                  Title:



                                   Schedule A

                     D.L. Babson Tax-Free Income Fund, Inc.
                       D.L. Babson Money Market Fund, Inc.
                             D.L. Babson Bond Trust
                          Babson Enterprise Fund, Inc.
                         Babson Enterprise Fund II, Inc.
                        David L. Babson Growth Fund, Inc.
                             Babson Value Fund, Inc.
                             Shadow Stock Fund, Inc.
                  Babson-Stewart Ivory International Fund, Inc.




                                   Schedule B

               (executed/amended most recently ____________, 20__)

         Compensation pursuant to Paragraph VII of this Agreement shall be calculated in accordance with the following schedules:

                  Name of Fund                         Annual Fee Rate


D.L. Babson Tax-Free Income Fund, Inc.                 .10%
D.L. Babson Money Market Fund, Inc.                    .10%
D.L. Babson Bond Trust                                 .10%
Babson Enterprise Fund, Inc.                           .10%
Babson Enterprise Fund II, Inc.                        .10%
David L. Babson Growth Fund, Inc.                      .10%
Babson Value Fund, Inc.                                .10%
Shadow Stock Fund, Inc.                                .10%
Babson-Stewart Ivory International Fund, Inc.          .10%




ATTEST:

D.L. Babson Tax-Free Income Fund, Inc.          Jones & Babson, Inc.


By:______________________________            By:___________________________
     Name:                                       Name:
     Title:                                      Title:


D.L. Babson Money Market Fund, Inc.             Jones & Babson, Inc.


By:______________________________            By:___________________________
     Name:                                        Name:
     Title:                                       Title:

D.L. Babson Bond Trust                          Jones & Babson, Inc.


By:______________________________            By:___________________________
     Name:                                        Name:
     Title:                                       Title:

Babson Enterprise Fund, Inc.                    Jones & Babson, Inc.


By:______________________________            By:___________________________
     Name:                                         Name:
     Title:                                        Title:

Babson Enterprise Fund II, Inc.                 Jones & Babson, Inc.


By:______________________________            By:___________________________
     Name:                                         Name:
     Title:                                        Title:

David L. Babson Growth Fund, Inc.               Jones & Babson, Inc.


By:______________________________            By:___________________________
     Name:                                         Name:
     Title:                                        Title:

Babson Value Fund, Inc.                         Jones & Babson, Inc.


By:______________________________            By:___________________________
     Name:                                         Name:
     Title:                                        Title:

Shadow Stock Fund, Inc.                         Jones & Babson, Inc.


By:______________________________            By:___________________________
     Name:                                         Name:
     Title:                                        Title:

Babson-Stewart Ivory International Fund, Inc.  Jones & Babson, Inc.


By:______________________________            By:___________________________
     Name:                                         Name:
     Title:                                        Title: